PAGE 1

                                                      EXHIBIT 5



                                          July 30, 1996


CSX Corporation
One James Center
901 E. Cary Street
Richmond, Virginia  23219

Ladies and Gentlemen:

           I am Assistant General Counsel of CSX Corporation and am providing this opinion in connection with the filing with the Securities and Exchange Commission of a registration statement on Form S-8 (the "Registration Statement") relating to the CSX Corporation Stock Purchase and Loan Plan (the "Plan"). The Registration Statement covers 4,600,000 shares of Common Stock of the Company (the "Common Stock") which have been reserved for issuance under the Plan and Rights to purchase Preferred Stock associated with the Common Stock (the "Rights").

           I am of the opinion that the 4,600,000 shares of Common Stock and the related Rights when issued or sold in accordance with the terms and provisions of the Plan, will be duly authorized, legally issued, fully paid and nonassessable.

           I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                  Very truly yours,

                                  /s/ELLEN M. FITZSIMMONS
                                  ------------------------
                                  Ellen M. Fitzsimmons
                                  Assistant General Counsel










                                            - II-2 -